FOR IMMEDIATE RELEASE
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                       JUNIPER PARTNERS ACQUISITION CORP.
                       COMPLETES INITIAL PUBLIC OFFERING
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         NEW YORK, NEW YORK, July 20, 2005 - Juniper Partners Acquisition Corp.
(OTC Bulletin Board: JNPPU and JNPPZ) announced today that it consummated its initial public offering of 250,000 Series A Units and 1,250,000 Series B Units.
Each Series A Unit consists of two shares of Common Stock, five Class W Warrants and five Class Z Warrants. Each Series B Unit consists of two shares of Class B
Common Stock, one Class W Warrant and one Class Z Warrant. The Series A Units
and Series B Units were sold at an offering price of $10.50 and $10.10 per unit, respectively, generating gross proceeds of $15,250,000 to the Company.
HCFP/Brenner Securities LLC acted as representative of the underwriters for the initial public offering. A copy of the prospectus may be obtained from
HCFP/Brenner Securities LLC, 888 Seventh Avenue, 17th Floor, New York, New York
10106.

         Audited financial statements as of July 20, 2005 reflecting receipt of the proceeds upon consummation of the initial public offering have been issued by the Company and are included as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.

         Juniper Partners Acquisition Corp. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. The Company's efforts in identifying a prospective target business will not be limited to a particular industry although it intends to initially focus on the media and entertainment industry.

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